Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 2022, except for Note 26, as to which the date is December 23, 2022, relating to the consolidated financial statements of Ideanomics, Inc. and Subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

Grassi & Co., CPAs, P.C.

Jericho, New York
January 25, 2023